EXECUTION COPY                                                   EXHIBIT 10.50


                            STOCK EXCHANGE AGREEMENT
                                     AMONG
                            McAFEE ASSOCIATES, INC.,
                          FSA COMBINATION CORPORATION,
                           SCHUIJERS HOLDING B.V. AND
                   THE SHAREHOLDERS OF SCHUIJERS HOLDING B.V.

                               FEBRUARY 28, 1997.

                               TABLE OF CONTENTS



ARTICLE I -  THE EXCHANGE

         1.1     Shares Being Exchanged

         1.2     Closing

         1.3     Exchange of Shares

         1.4     Pooling of Interests

         1.5     Currency


Article II - REPRESENTATIONS AND WARRANTIES OF SHBV AND SHAREHOLDERS

         2.1     Organization of SHBV and McAfee Nederland B.V.

         2.2     Capitalization

         2.3     Authority, No Conflict, Required Filings and Consents

         2.4     SHBV Financial Statements

         2.5     No Undisclosed Liabilities

         2.6     Accounts Receivable

         2.7     Absence of Certain Changes or Events

         2.8     Taxes

         2.9     Intellectual Property

         2.10    Agreements, Contracts and Commitments

         2.11    Labour Difficulties; No Discrimination

         2.12    Trade Regulation

         2.13    Litigation

         2.14    Employee Benefit Plans

         2.15    Compliance with Laws

         2.16    Governmental Authorizations and Regulations

         2.17    Corporate Documents

         2.18    No Misrepresentation

         2.19    Restrictions on Business Activities

         2.20    No Brokers.

         2.21    Insurance

         2.22    Interested Party Transactions
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
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         2.23    Pooling Matters

         2.24    Books and Records

         2.25    Government Contracts

         2.26    Severance Arrangements

         2.27    Banking Relationships

         2.28    Distribution Agreements

         2.29    Assets of Shareholders

Article III - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         3.1     Purchase for Own Account

         3.2     Restricted Securities

         3.3     Further Limitations on Disposition

         3.4     Legends

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF MCAFEE AND SUB

         4.1     Organization and Good Standing

         4.2     Authority, No Conflict, Required Filings and Consents

         4.3     Litigation

ARTICLE V - CONDUCT OF BUSINESS

         5.1     Covenants of SHBV

         5.2     Cooperation

         5.3     Notice of Breach


ARTICLE VI - ADDITIONAL AGREEMENTS

         6.1     No Solicitation

         6.2     SHBV Consents

         6.3     Access of Information

         6.4     Legal Conditions to Exchange

         6.5     Public Disclosure

         6.6     Additional Agreements, Reasonable Efforts

         6.7     SHBV Affiliates Agreement
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
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ARTICLE VII - CONDITIONS TO EXCHANGE

         7.1     Conditions to Each Party's Obligation to Effect the Exchange

         7.2     Additional Conditions to Obligations of McAfee and Sub

         7.3     Additional Conditions to Obligations of SHBV

ARTICLE VIII - TERMINATION AND AMENDMENT

         8.1     Termination

         8.2     Effect of Termination

ARTICLE IX   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

ARTICLE X - INDEMNIFICATION AND ESCROW

         10.1    Indemnity

         10.2    Escrow Fund

         10.3    Escrow Period

         10.4    Protection of Escrow Fund

         10.5    Claims upon Escrow Fund

         10.6    Objection to Claims

         10.7    Resolution of Conflicts

         10.8    Third-Party Claims

         10.9    Limits

         10.10   Dismissal of Employees

         10.11   Shareholder's Agent

ARTICLE XI - MISCELLANEOUS

         11.1    Notices

         11.2    Interpretation

         11.3    Counterparts

         11.4    Entire Agreement; No Third Party Beneficiaries

         11.5    Governing Law

         11.6    Assignment
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
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         11.7    Attachments and Schedules

         11.8    Severability

         11.9    Fees and Expenses

         11.10   Amendment

         11.11   Extension, Waiver

SCHEDULES
---------

A.     Schedule of Shareholders

B.     Notarial deed of transfer of shares

C.    SHBV Disclosure Schedule

LIST OF EXHIBITS
----------------

Exhibit 7.1 (c) Escrow Agreement

Exhibit 7.2 (g) Employment Agreement

Exhibit 7.2 (h) Non-Competition Agreement(s)

Exhibit 7.2 (j) Registration Rights Agreement

Exhibit 7.2 (n) Assignment of Rights





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                            STOCK EXCHANGE AGREEMENT



         This STOCK EXCHANGE Agreement (the "Agreement"), dated as of February 1997, is entered into by and among McAfee Associates, Inc., a Delaware corporation ("McAfee"), FSA Combination Corporation, a Delaware corporation and indirect subsidiary of McAfee ("Sub"), Schuijers Holding B.V., a Dutch private company with limited liability ("SHBV"), and the Shareholders of SHBV ("Shareholders"), all of whom are listed on the Schedule of Shareholders attached hereto as Schedule A.

         WHEREAS, the Boards of Directors of McAfee, Sub and SHBV deem it advisable and in the best interests of themselves and their respective stockholders that Sub acquire all the outstanding stock of SHBV in exchange for shares of Common Stock of McAfee (the "Exchange"); and

         WHEREAS, the Exchange is intended to be treated as a "pooling of interests" under United States generally accepted accounting principles ("US Gaap");

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and Agreements, the parties agree as set forth below.

                                   ARTICLE I

                                  THE EXCHANGE

         1.1 Shares Being Exchanged. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Shareholder agrees to sell, assign, and transfer to Sub that number of shares of stock of SHBV ("SHBV Stock") set forth opposite such Shareholders' name on the Schedule of Shareholders in exchange for that number of shares of Common Stock of McAfee ("McAfee Stock") as provided in Section 1.3





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hereof.  The parties hereby agree that Sub may assign its obligations hereunder to another indirect subsidiary of McAfee.

               1.2 Closing. The closing of the Exchange (the "Closing") will take place on a date to be specified by McAfee and SHBV which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article VII of this Agreement, but in any event no later than March 1, 1997 (the "Closing Date"), at the offices of De Brauw Blackstone Westbroek, Atrium - 7th Floor Strawinskylaan 3115, 1077 ZX Amsterdam, or such other place as agreed to in writing by McAfee, the Shareholders and SHBV.

                 1.3      Exchange of Shares.

               (a)        Subject to the provisions of an escrow as provided in
Article X hereof (the "Escrow"), each share of SHBV issued and outstanding immediately prior to the Closing, which is 40,000 shares in the aggregate, shall be tendered to Sub and exchanged for that number of shares of McAfee Stock that results by dividing (i) the quotient that results from dividing US$ 3,750,000 by the average closing price of McAfee's common stock as quoted on Nasdaq National Market during the twenty (20) consecutive trading days ending at the close of market on February 21, 1997, by (ii) the total number of shares of SHBV Stock outstanding immediately prior to the Closing Date (each an "Exchange Share" and collectively the "Exchange Shares").

               (b) No fractional shares of McAfee Stock shall be issued in the exchange. In the event the Exchange would result in any Shareholder being entitled to a fraction of a share of McAfee Stock, such fractional share shall be rounded down to the nearest whole number.

               (c) At Closing, the Exchange Shares shall be transferred by the Shareholders to Sub upon the execution of a notarial deed of transfer of shares before a Dutch notary in accordance with Schedule B.

               1.4 Pooling of Interests. The parties intend that the Exchange he treated as a "pooling of interests" under US Gaap.





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               1.5        Currency.  Unless otherwise specified, all
references in this Agreement "cash," "cent," "dollars," or "$" shall mean United States dollars.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF SHBV AND SHAREHOLDERS

         Each of SHBV and the Shareholders hereby, jointly and severally, represent and warrant to McAfee and Sub that the statements contained in this
Article II are true and correct, except as set forth in the Disclosure Schedule delivered by, and accepted by, SHBV to McAfee and Sub on or before the date of this Agreement (The "SHBV Disclosure Schedule"). Unless otherwise indicated, the term "SHBV", as used in this Agreement, shall also include McAfee
Nederland B.V. ("McAfee Nederland") and Go Tech Europe B.V. ("Go Tech Europe").

2.1   Organization of SHBV

         (a) SHBV is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations (a "Material Adverse Effect") of SHBV.

         (b) SHBV does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for an equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, except for McAfee Nederland and Go Tech Europe, which are wholly-owned subsidiaries of SHBV.




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          2.2      Capitalization.

               (a) The authorized capital stock of SHBV consists of 200,000 shares of each one Dutch guilder. As of the date hereof, (i) 40,000 shares of SHBV are issued and outstanding and are held by the Shareholders, and
(ii) no shares of SHBV were held in the treasury of SHBV.

               (b) All of the outstanding shares of SHBV have been duly authorized and are validly issued, fully paid and non-assessable. The Shareholders own all of the outstanding shares of SHBV, free and clear of any liens, claims, encumbrances or proprietary interests of any third party. There are no obligations, contingent or otherwise, of SHBV to repurchase, redeem or otherwise acquire any shares of SHBV, or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

               (c) Except as set forth in this Section 2.2, there are no equity securities of any class of SHBV, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which SHBV or any shareholder is a party or by which any of them is bound obligating SHBV to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SHBV or obligating SHBV to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which SHBV or any shareholder is a party with respect to the voting of the SHBV stock.

               (d) All of the shares of McAfee Nederland, which is 40,000 shares of each one Dutch guilder, are owned by SHBV, free and clear of any liens, claims, encumbrances or proprietary interest of any third party.





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               (e)        All of the shares of Go Tech Europe, which are 40,000
shares of each one Dutch guilder, are owned by SHBV, free and clear of any liens, claims encumbrances or proprietary interest of any third party.

         2.3     Authority; No Conflict; Required Filings and Consents.

               (a) SHBV and the Shareholders have all requisite power, corporate or otherwise, and authority to enter into this Agreement and the other Transaction Documents to which they are a party and to carry out their respective obligations and consummate the transactions contemplated hereunder and thereunder. "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, the Employment Agreement, the Escrow Agreement, the Non-competition Agreement, the Affiliates Agreements (as defined herein) and such other documents, agreements or instruments contemplated hereunder or thereunder. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, corporate or otherwise, on the part of SHBV and the Shareholders. This Agreement has been duly executed and delivered by SHBV and the Shareholders and constitutes the valid and binding obligation of SHBV and the Shareholders, enforceable against each of them in accordance with its terms. The other Transaction Documents, when duly executed and delivered by SHBV and the Shareholders, will constitute valid and binding obligations of SHBV and the Shareholders, enforceable in accordance with their respective terms.

               (b) the execution and delivery of this Agreement and the other Transaction Documents by SHBV and the Shareholders do not, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Association of SHBV and McAfee Nederland, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or





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acceleration of any obligation or loss of any benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which SHBV is a party or by which any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SHBV or any of its properties or assets, except in the case of (ii) and (iii) for any such breaches, conflicts, violations, defaults, terminations, cancellations, accelerations or losses of benefits which would not have a Material Adverse Effect on SHBV. No consent of any person who is a party to a contract to which SHBV is a party is required to be obtained on the part of SHBV to permit the transactions contemplated herein, except where the failure to obtain such consent would not have a Material Adverse Effect on SHBV.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to SHBV in connection with the execution and delivery of this Agreement, the other Transactional Documents, or the consummation of the transactions contemplated hereby, except for consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on SHBV.

               2.4 SHBV Financial Statements. SHBV has delivered to McAfee, SHBV's consolidated balance sheet as of December 31, 1996 and consolidated statement of operations and statement of shareholders' equity for the twelve months ended December 31, 1996 together with the consolidated unaudited balance sheet as of January 31, 1997 and consolidated statement of operations for the one-month period then ended (collectively, the "SHBV Financial Statements"). The SHBV Financial Statements, as put together by KPMG Accountants NV in accordance with the "Samenstellingsverklaring", agree with SHBV's books and records, have been prepared in accordance with Dutch generally accepted accounting principles ("Dutch Gaap") consistently applied and fairly present in all respects the financial position of SHBV as of their respective dates and the results of SHBV's operations for the periods then ended, subject to normal year-end adjustments and except that the unaudited statements may not contain the notes required by Dutch Gaap. Except as stated in the SHBV Financial Statements, SHBV is not a guarantor or indemnitor of any indebtedness of any person, firm or corporation.

               2.5 No Undisclosed Liabilities. SHBV does not have any liabilities, either accrued or contingent (whether or not required to be reflected in the SHBV Financial Statements in accordance with Dutch Gaap), and whether due or to become due, which individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on SHBV, other than (i) liabilities reflected in the SHBV Financial Statements, (ii) liabilities specifically described in this Agreement or the SHBV Disclosure Schedule, and
(iii) normal or recurring liabilities incurred since the date of the SHBV Financial Statements in the ordinary course of business consistent with past practices and are not material to SHBV.

               2.6 Accounts Receivable. The accounts receivable shown on the latest interim balance sheet contained in the SHBV Financial Statements arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in such balance sheet. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with the past practices of SHBV. The accounts receivable of SHBV arising after the date of the SHBV Financial Statements and prior to the Closing arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns determined in accordance with the past practices of SHBV. None of the accounts receivable are subject to any material claim of offset or recoupment, or counterclaim and SHBV has no knowledge of any specific facts that would be reasonably likely to give rise to any such claim.





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No material amount of receivables are contingent upon the performance by SHBV of any obligation and no agreement for deduction or discount has been made with respect to any accounts receivable.

               2.7 Absence of Certain Changes or Events. Since January 31, 1997, SHBV has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, SHBV has not, had or incurred any of the following (a "Material Adverse Change"):

                        (a) suffered any material adverse change in its financial condition, its results of operations or its business, or any material adverse changes in its unaudited balance sheet at January 31, 1997 (analysed as if prepared according to Dutch Gaap), including but not limited to cash distributions or material decreases in the net assets of SHBV;

                        (b) suffered any damage, destruction, loss, or change whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on SHBV;

                        (c) granted or agreed to make any material increase in the compensation payable or to become payable by SHBV to its officers or employees:

                        (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of SHBV or declared any direct or indirect redemption, retirement, purchase or other acquisition by SHBV of such shares;

                        (e) issued any shares of capital stock of SHBV or any warrants, rights, options or entered into any commitment relating to the shares of SHBV or altered any outstanding security;

                        (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;





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                        (g)       sold, leased, abandoned or otherwise disposed
of any real property or any material amounts of machinery, equipment or other operating property other than in the ordinary course of business;

                        (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, proprietary rights, software, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset except in the ordinary course of its business;

                        (i) suffered any labour dispute or charge for unfair labour practice;

                        (j) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

                        (k) permitted or allowed any of its property or assets to be Subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind;

                        (l) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $10,000, or in the aggregate, in excess of $25.000;

                        (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any Agreement or arrangement with any of its affiliates, officers, directors or stockholders or any Affiliate of any of the foregoing;

                        (n) made any amendment to or terminated any material agreement;





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

                        (o)     agreed to take any action described in this
Section 2.7 or which would constitute a breach of any of the representations contained in this Agreement;

                        (p) any amendments or changes in its charter documents; or

                        (q) except as disclosed in the SHBV Disclosure Schedule, taken any other action that would have required the consent of McAfee pursuant to Section 5.1 (a) through (o) of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement and that would be reasonably likely to have a Material Adverse Effect on SHBV.

         2.8     Taxes.

                 (a)      Definitions.

                 (i) The term "Taxes and Social Security Contributions" as used in this paragraph 2.8 is defined as all taxes and contributions including but not limited to corporate income tax ("vennootschapsbelasting") including disinvestment payments WIR ("WIR desinvesteringsbetalingen"), wage withholding tax ("loonbelasting") , social security contributions both national contributions ("volksverzekeringen") and employee social security contributions ("werknemersverzekeringen"), value added tax ("omzetbelasting"), customs and excise duties ("invoerrechten en accijnzen"), capital tax ("kapitaalsbelasting") and other legal transaction taxes ("belastingen van rechtsverkeer"), dividend withholding tax ("dividendbelasting"), municipal real estate taxes ("gemeentelijke onroerend goedbelasting"), other municipal taxes and duties ("overige gemeentelijke belastingen en leges") and environmental taxes and duties ("milieuheffingen"), including any interest ("heffings- en invorderingsrente") and penalties ("verhogingen en boetes") relating thereto, due, payable, levied, imposed upon or claimed to be owed in The Netherlands and in the Relevant Jurisdictions.





                                     - 15 -
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                 (ii)     The Term "Relevant Jurisdictions" as used in this
paragraph 2.8 is defined as all countries and states in which the Company conducts its business, owns or uses properties and assets, in any case this term includes the Netherlands.

                 (iii) The term "Company" as used in this paragraph 2.8 is defined as (both collectively and separately) Schuijers Holding B.V., Go Tech Europe B.V. and McAfee Nederland B.V., which companies form a fiscal unity for Netherlands corporate income tax.

                 (b) Financial Accounts. The financial accounts of the Company fully and correctly reflect the amounts materially payable by the Company on account of Taxes and Social Security Contributions. In the financial accounts full and complete reserves have been provided for any contingent or deferred liability on account of Taxes and Social Security Contributions ("latente belastingen").

                 (c) Filing Requirements. The Company has filed all Tax and Social Security Contributions returns which should have been filed. If extension of filing of tax returns has been obtained relating to tax periods which have ended before the Closing date, the costs relating to the preparation and filing of these returns will be for the account of the Shareholders. No final reminders for the filing of returns have been received with respect to tax periods for which no final assessment has been received on or before the Closing Date.

                 (d) Taxes and Social Security Contributions Paid. The Company has paid all Taxes and Social Security Contributions materially due at the Closing date. If Taxes and/or Social Security Contributions are materially due but not yet paid, a provision has been taken up in the balance sheet as at the latest interim balance sheet contained in the SHBV Financial Statements. For the purpose of this provision "material" shall mean that any unpaid Taxes and Social Security Contributions shall not exceed US$10,000.





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

                 (e) Tax Exempt Transactions. The company has never claimed exemptions from, or reductions of Taxes or Social Security Contributions to which it was not entitled. No tax free reorganisations either for corporate income tax purposes or for capital tax purposes have been granted or claimed during the current financial year and the five preceding years.

                 (f) Tainted Capital. The Company has no capital that is tainted by reason of article 44 Personal Income Tax Act or article 3 para 2 of the Dividend Withholding Tax Act ("fusie-agio").

                 (q) Special Tax Regime. The Company is not subject to any special regime regarding Taxes or Social Security Contributions.

                 (h) Disputes, Investigations, Audits, Objections and Appeals. No disputes exists or are to the best knowledge and belief of the Shareholders expected with the Tax of Social Security Contribution authorities regarding the Tax and Social Security Contributions position of the Company or any of its properties, assets or income or regarding the Tax and Social Security Contribution returns filed by the Company.

No audits or investigations by the Tax or Social Security Contribution authorities are presently being made or are to the best knowledge and belief of the Shareholders expected regarding the Tax and Social Security Contributions position of the Company or any of its properties, assets or income or regarding the Tax and Social Security Contribution returns filed by the Company.

To the best knowledge and belief of the Shareholders, no requests for exchange of information are pending regarding Taxes and Social Security Contributions relating to the Company or the Company's business relations.

No objection ("bezwaar") or appeal ("beroep" or "cassatie") is presently pending or will to the best knowledge and belief of the Shareholders be filed or may have to be filed with the Tax or Social Security authorities or the competent Court or Courts.

               (i) No Prior Neglect in Payment of Taxes/No Fines. The Company has always duly and timely paid Taxes and Social Security
Contributions.

Fines for late filing or late payment of Taxes and Social Security Contributions have never been imposed on the Company.

               (j) No Criminal Investigations/Fraud. The Company or, to the best knowledge of the Shareholders, one or more of the Company's managing directors ("bestuurders")' in their position as managing director, has never been the subject of a criminal investigation relating to or involving Taxes or Social Security Contributions.

The Company or one or more of the Company's managing directors ("bestuurders") in their position as managing director, never has been accused or found guilty of fraud relating to or involving Taxes or Social Security Contributions.

               (k) No Collection Procedures. No collection procedures have been initiated against the Company or any of its properties, assets or income for account of any Taxes or Social Security Contributions. The Company has not received any reminders ("aanmaningen") or warrants ("dwangbevelen") relating to the payment of Taxes or Social Security Contributions.

               (l) No Chain Liability/No Liability for Taxes of Third Parties. The Company has not acted as a managing director ("bestuurder") of any entity in the sense of the General Tax Act ("lichaam in de zin van de Algemene Wet inzake rijksbelastingen").

The Company has not and to the best knowledge and belief of the Shareholders, will not be considered to form a permanent establishment or be considered to be a permanent representative of any other company, association or organisation. The Company has not and to the best knowledge and belief of the Shareholders, will not be considered the leader of a permanent establishment of any other company, association or organisation. The Company has not and to the best knowledge and belief of the Shareholders, will not be considered the leader of a permanent establishment of any other company, association or organisation ("leider van een vaste inrichting").

The Company has never acted as the liquidator ("vereffenaar") of any entity in the sense of the General Tax Act ("lichaam in de zin van de Algemene Wet inzake rijksbelastingen").

The Company has never been involved in the transfer of the place of actual management and control of any entity that is subject to Netherlands corporate income tax.

The Company has never acted as an executor of a will (executeurtestamentair").

The Company has never acted as an insurer as mentioned in article 11b, section 1 of the Wage Withholding Tax Act of 1964.

The Company has never acted as an insurer as mentioned in article 45, section 5 of the Income Tax Act of 1964 on behalf of an individual.

The Shareholders confirm that, to the best of their knowledge, all payments, being gross payments, made by SHBV to Amitges Beheer B.V. until the Closing Date with respect to management fees and management bonuses as agreed between the Shareholders, SHBV and Amitges Beheer B.V. are not subject to withholding by SHBV of wagetax and/or social security contributions.

               (m) Sufficient Tax Records and Accounts. The Company has sufficient records and accounts as required by the tax laws of The Netherlands and of the Relevant Jurisdictions. The authorities competent for Tax and Social Security Contributions have never rejected the records and accounts of the Company as basis for the computation of liability to Taxes and Social Security Contributions.

The Company's records and accounts allow the determination of non deductible or partly deductible costs in the sense of the "Oort" legislation.

               (n) Full Disclosure. The Shareholders have disclosed fully and completely all facts, circumstances and have submitted to McAfee and Sub all documents which to their best knowledge and belief influence or may influence the position of the Company regarding Taxes and Social Security Contributions, including but not limited to any agreement, ruling, or compromise with any Tax Authority or Social Security Authority. The Company does not have the intention to conclude up to the Closing date with any Tax Authority or Social Security Authority any agreement, ruling or compromise.


                        2.9       Intellectual Property.

                        (a) SHBV owns, is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (excluding Commercial Software as defined below) that are necessary to (i) conduct the business of SHBV as currently conducted and as proposed to be conducted, (ii) or to distribute new products or versions of existing products planned for distribution (including without limitation all distribution rights), free and clear of all liens, claims or encumbrances (all of which are referred to as the "SHBV Intellectual Property Rights"). The Licensed Intellectual Property, as defined below, grants SHBV such rights as are employed in or necessary to the business of SHBV as conducted and as proposed to be conducted and are valid and enforceable and in full force and effect. The SHBV Disclosure Schedule contains an accurate and complete list of (i) all patents and patent applications and all registered trademarks, registered copyrights, registered trade names and service marks used by SHBV in its business as conducted and as proposed to be conducted, including the jurisdictions in which each such item has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements pursuant to which any person is authorized to use any SHBV Intellectual Property Rights, and (iii) all licenses, sublicenses and other agreements as to which SHBV is a party and pursuant to which SHBV is authorized to use any third party technology, trade secret, know-how, process, patents, trademarks or copyrights, including software ("Licensed Intellectual Property").

                          (b)     SHBV is not, nor will it be as a result of
the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other Agreement relating to the SHBV Intellectual Property Rights or any Licensed Intellectual Property.

                          (c)     all patents, registered trademarks, service
marks and copyrights claimed by or issued to SHBV or which relate to SHBV Products are valid and subsisting. SHBV (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party;
(ii) has no knowledge that the manufacturing, marketing, licensing, sale or other exploitation of SHBV Products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any of its licenses or agreements relating thereto or to any SHBV Intellectual Property Right. There is no valid basis for any claim of the type specified in the immediately preceding sentence which would be reasonably likely in any material way to relate to or interfere with the continued enhancement and exploitation by SHBV of any of the SHBV Products. None of the SHBV Products nor the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by SHBV in its current business infringes on the rights of, or constitutes misappropriation of, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

         (d) SHBV has not granted any third party any right to manufacture or reproduce any product of SHBV or any adaptations, translations, or derivative works based on any product of SHBV or any portion thereof. Except with respect to the rights of third parties to the Licensed Intellectual Property, no third party has any right to manufacture, reproduce, distribute, market or exploit any works or materials of which any products of SHBV are a "derivative work" as that term is defined in the United States Copyright Act, Title 17. U.S.C. Section 101.

         (e) no employee of SHBV is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with SHBV or, to SHBV's knowledge, any other party because of the nature of the business conducted by SHBV or proposed to be conducted by SHBV.

         (f) each person presently or previously employed by SHBV (including independent contractors, if any) with access to confidential information is bound to the confidentiality and non-disclosure clause 8.4 of the Labour Condition Regulations of SHBV dated September 1, 1996 (Arbeidsvoorwaardenreglement). Such confidentiality and non-disclosure clause of such Labour Conditions Regulations constitute valid and binding obligations of SHBV and such person, enforceable in accordance with their respective terms. Neither performing or the requirements of such clause, nor the carrying on of SHBV's business as employees by such persons, nor the conduct of SHBV's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

         (g) No product liability or warranty claims which individually or in the aggregate which could reasonably be expected to exceed US$25,000 have been communicated to or to SHBV's knowledge, threatened against SHBV nor, to SHBV's knowledge, is there any specific situation, set of facts or occurrence that provides a valid basis for such claim.

         (h) "Commercial Software" means packaged commercially available software programs generally available in a shrink-wrap format through retail channels which have been licensed to SHBV pursuant to end-user licenses and which are used internally in SHBV's business but are in no way a component of or incorporated in or specifically required to develop or support any product of SHBV.

         2.10 Agreements. Contracts and Commitments. Section 2.10 of the SHBV Disclosure Schedule sets forth a list of any of the following written or oral contracts, understandings, agreements, proposed transactions, and other instruments (collectively, "Major Contracts"), copies of each of which written contracts, agreements or instruments have been delivered to McAfee's counsel:

                 (a) licenses of any patent, copyright, trade secret or other proprietary right by SHBV;

                 (b) continuing contracts for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from SHBV in an amount in excess of $25,000 per annum:

                 (c) contracts providing for the development of software for, or license of software to, SHBV, or other Intellectual Property Rights used or incorporated in one or more of the Company's products;

                 (d) joint venture contracts or other agreements which have involved or is reasonably expected to involve a sharing of profits or losses in excess of $25,000 per annum with any other party;

                 (e) indentures, mortgages, promissory notes, loan agreements, guarantees or other agreements or commitments for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized;

                 (f) leases or other agreements under which SHBV is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

                 (g) all agreements or arrangements for the sale, distribution, or transfer of any assets, properties or rights;

                 (h) agreements which restrict SHBV from engaging in any aspect of its business or competing in any line of business in any geographic area or in any functional area or that requires SHBV to distribute or use exclusively a third party technology or product;

                 (i) sales contracts, commitments or proposals (including, without limitation, porting and development projects) of SHBV in excess of US$25,000 or not in conformity with the standard McAfee license agreement;

                 (j) written dealer, distributor, sales representative, original equipment manufacturer, value added remarketeer or other agreements for the ongoing distribution of SHBV products;

                 (k) contracts or commitments for the employment of any officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant which is not immediately terminable without cost or other liability (except for limitations on such termination rights as exist under applicable laws);

                 (l) any other loan or credit agreements, notes, bonds, mortgages, indentures, leases or other material agreements which are not otherwise disclosed elsewhere in the SHBV Disclosure Schedule, the breach or termination of which would have a Material Adverse Effect on SHBV;

                 (m) any agreements relating to SHBV Intellectual Property Rights or other material agreements relating to SHBV Products; and

                 (n) obligations or understandings which are material to the financial position of SHBV with respect to the return to SHBV of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers.

         All contracts, agreements and instruments listed or described pursuant to this Section 2.10 are valid, binding, in full force and effect,and enforceable by SHBV in accordance with their respective terms except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. To SHBV's and the Shareholders' knowledge, no party to any Major Contract intends to cancel, modify or amend such contract, agreement or arrangement, and neither SHBV or any party to a Major Contract is in breach of such contract, agreement or arrangement and no party to any major contract will terminate such contract, Agreement or arrangement as a result of the Exchange.

         All sales contracts, commitments or proposals (including, without limitation, porting and development project of SHBV under

US$25,000 and/or in conformity with the standard McAfee licence agreement are valid, binding, in full force and effect, and enforceable by SHBV in accordance with their respective terms except that such enforceability may be subject to
(i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. To SHBV's and the Shareholders' knowledge, no party to any Major Contract intends to cancel, modify or amend such contract, agreement or arrangement, and neither SHBV or any party to a Major Contract is in breach of such contract, agreement or arrangement and no party to any Major Contract will terminate such contract, agreement or arrangement as a result of the Exchange.

                 2.11      Labour Difficulties: No Discrimination.

                          (a)     SHBV is not in material violation of any
applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

                          (b)     There is no unfair labour practice complaint
against SHBV actually pending or to SHBV's knowledge, threatened.

                          (c)     There is no strike, labour dispute, slowdown,
or stoppage actually pending or, to SHBV's knowledge, threatened against SHBV.

                          (d)     There have been no union representation
claims made to SHBV with respect to the employees of SHBV, and to SHBVI's knowledge, no union organizing activities are taking place.

                          (e)     SHBV has not experienced any material work
stoppage or other material labour difficulty.

                          (f)     There has been no claim against SHBV based on
actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor, to SHBV's knowledge, is there any valid basis for any such claim.

         2.12 Trade Regulation. SHBV has not within the past three years terminated its relationship with or refused to ship products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay SHBV in excess of Ten Thousand dollars ($10,000) over any consecutive twelve (12) month period. All of the prices charged by SHBV in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened against SHBV with respect to wrongful termination of any dealer, manufacturer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to SHBV's knowledge, no specific situation, set of facts, or occurrence provides any valid basis for any such claim.

         2.13 Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against SHBV pending or threatened, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against SHBV.

         2.14 Employee Benefit Plans. SHBV is not a party to any oral or written (i) union or collective bargaining Agreement, (ii) agreement with any officer or other key employee of SHBV, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SHBV of the nature contemplated by this Agreement, (iii) agreement with any officer of SHBV providing any term of employment or compensation guarantee extending for a period longer than six months from the date hereof or for the payment of compensation in excess of $50,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by SHBV. SHBV has no bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal.

         2.15 Compliance with Laws. SHBV has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation or applicable laws and regulations of foreign governments with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not be reasonably likely to have a Material Adverse Effect on SHBV.

         2.16 Governmental Authorizations and Regulations. All licenses, franchises, permits and other governmental authorizations held by SHBV are valid and sufficient for the business presently carried on by SHBV.

         2.17 Corporate Documents. SHBV has furnished to McAfee, or its representatives, for its examination: (i) its minute books containing all records of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof and (ii) all permits, orders, and consents issued by any regulatory agency with respect to SHBV, or any securities of SHBV, and all applications for such permits, orders, and consents. The corporate minute books and other corporate records of SHBV are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in material compliance with the laws of the applicable jurisdiction.

         2.18 No Misrepresentation. No representation or warranty by SHBV in this Agreement, any other Transaction Document, nor any certificate or schedule furnished or to be furnished by or on behalf of SHBV pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. SHBV has delivered true and complete copies of all documents requested by McAfee and which are referred to in this Article II or in any Schedule delivered by SHBV to McAfee. SHBV and the Shareholders make and have made no representations or warranties to McAfee other than those specifically expressed in this Article II. SHBV and the Shareholders make and have made no representations and warranties as to the accuracy or completeness of any information, whether in written, oral, magnetic or other form, that has been disclosed to or made available to McAfee, other than the representations or warranties specifically expressed in this Article II.

         2.19 Restrictions on Business Activities. There is no judgment, injunction, order or decree binding on SHBV which has or reasonably would be expected to have the effect of prohibiting or materially impairing any current business practice of SHBV, or any acquisition of material property by SHBV.

         2.20 No Brokers. SHBV has not and will not incur any brokerage, finder's, financial advisory, investment banking or similar fee in connection with the transactions contemplated by this Agreement.

         2.21 Insurance. SHBV maintains and has maintained fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance in amounts and scope typically maintained by similarly situated businesses. Section 2.21 of the SHBV

Disclosure Schedule contains a list of all such insurance policies presently in effect, and correct and complete copies of all such policies along with a history of claims made under such policies have been provided to McAfee or McAfee's counsel. The insurance policies listed in section 2.21 of the SHBV Disclosure Schedule provide coverage for such risks on such conditions and in such manner as is deemed adequate in the branch to which SHBV belongs, and the premiums for such insurances have been paid for the period up to and including the Closing Date.

         2.22 Interested Party Transactions. No officer, director, employee or consultant of SHBV nor any member of such person's immediate family currently has or has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to SHBV any goods, property, technology or intellectual or other property rights or services; or (ii) any contractor Agreement to which SHBV is a party or by which it may be bound or affected.

         2.23 Pooling Matters. Neither SHBV nor any of its affiliates has, and based upon consultation with its independent auditors, taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or action taken or agreed to be taken by McAfee or any of its affiliates) would adversely affect the ability of McAfee to account for the business combination to be effected by the Exchange as a "pooling of interests" under US Gaap.

         2.24    Books and Records.  The books, records and accounts of SHBV
(a) have been maintained at SHBV's principal place of business in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of SHBV, and (c) accurately and fairly reflect the basis for the SHBV Financial Statements. SHBV has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, and (b) transactions are recorded as necessary (i) to permit preparation of SHBV Financial Statements in conformity with Dutch Gaap, US Gaap or any other criteria applicable to such statements and (ii) to maintain accountability for asset.

         2.25 Government Contracts. All representations, certifications and disclosures made by SHBV to any Government Contract Party (as defined below) have been in all material respects current, complete and accurate at the times they were made. SHBV has no knowledge of, and has no reason to know of, any acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of SHBV's contracts with any Government Contract Party (as defined below) in either case that have led to or could lead to, either before or after the Closing Date, (a) any claim or dispute involving SHBV and/or McAfee as successor in interest to SHBV and any Government Contract Party, or (b) any suspension, debarment or contract termination, or proceeding related thereto. SHBV has no knowledge of, and has no reason to know of, any act or omission that relates to the marketing, licensing or selling to any Government Contract Party of any of SHBV technical data and computer software and that has led to or could lead to, either before or after the closing date, any Material Adverse Effect on any of SHBV's rights in and to its technical data and computer software. Except for (i) Dutch or provincial government incentives for certain nonmaterial employees, and (11) research tax credits, all of SHBV's development of technical data and computer software was developed exclusively at private expense. For purposes of this Agreement, the term "Government Contract Party" means any independent or executive agency, division, subdivision, audit group or procuring office of Dutch federal or provincial, or United States federal government, including any prime contractor of either such federal government and any higher level subcontractor of a prime contractor of either such federal government, and including any employees or agents thereof, in each case acting in such capacity.

         2.26 Severance Arrangements. Except as required by applicable law, SHBV has not entered into any severance or similar arrangement in respect of any employees that provides for any obligation (absolute or contingent) of SHBV or any other person to make any payment to any such employee following termination of employment.

         2.27 Banking Relationships. The SHBV Disclosure Schedule sets forth a complete and accurate description of all arrangements that SHBV has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of SHBV in respect of any of the foregoing.

         2.28 Distribution Agreements. Section 2.28 of the SHBV Disclosure Schedule lists any and all distribution contracts, agreements or arrangements to which SHBV is a party and those parties for which SHBV distributes products. Such agreements are valid, binding and in full force and effect. SHBV is not in breach of any such agreement nor is SHBV aware that any other party to such Agreement is in breach. No such agreement shall be breached or terminated as a result of the Exchange.

         2.29    Activities of Go Tech Nederland B.V.

         (a) All assets, rights, contracts (except for (i) the rental agreement for office space at the Jacob van Maerlantstraat 86 up to and including 90, office unit 10a, at 's-Hertogenbosch, between Amgro Vught B.V. and Go Tech Nederland B.V. (formerly named Communications and Productions United B.V.), dated October 1, 1993 (the "Rental Agreement I") and (ii)the rental agreement for office space at the Burgermeester van Lanschotlaan 2, (first and second floor), at Vught, between 's-Hertogenbosch Meidoorn B.V. and Go Tech Nederland B.V. (formerly named Communications and Productions United B.V.), dated January 6, 1995, (the "Rental Agreement II")) and activities related to the SHBV business within Go Tech Nederland B.V., a company owned by the Shareholders, have been transferred to SHBV before Closing.

         (b) The agreement dated January 1, 1995 between Go Tech Nederland B.V. and SHBV in which it is agreed that all costs, rights and obligations in relation to the Rental Agreement I shall be charged to SHBV, can be terminated by SHBV with a termination notice of three months. Go Tech Nederland B.V. shall not be entitled to any damages, cost or expenses in relation to such termination.

         (c) The agreement dated January 1,1995 between Go Tech Nederland B.V. and SHBV in which it is agreed that all costs, rights and obligations in relation to the Rental Agreement II shall be charged to SHBV, can be terminated by SHBV with a termination notice of three months. Go Tech Nederland B.V. shall not be entitled to any damages, cost or expenses in relation to such termination.

         (d) All agreements between SHBV and Go Tech Nederland B.V. in which it is agreed that Go Tech Nederland B.V. will charge SHBV for costs made in relation to its activities as value added reseller of McAfee Nederland B.V. shall be terminated before Closing.

         2.30 Assets. Section 2.30 of the SHBV Disclosure Schedule contains a list of all assets owned by SHBV, which list is complete, accurate and not misleading, and SHBV owns and possesses all of such assets, whether movable or immovable, free and clear of any encumbrances and/or attachments.

         2.31. Powers of Attorney. The power of attorney granted by SHBV to Go Tech Nederland B.V. dated October 26, 1996, regarding the use of by Go Tech Nederland B.V. of the giro account (no. 69.04.253) of SHBV has been withdrawn before Closing. The power of attorney granted by McAfee Nederland to Go Tech Nederland B.V. dated October 26, 1995, regarding the use by Go Tech Nederland B.V. of the giro account (no. 68.30.922) of McAfee Nederland has been withdrawn before Closing.

         2.32. Credit Agreement. The credit agreement entered into by SHBV, McAfee Nederland and Go Tech Nederland B.V. as beneficiaries and ABN AMRO Bank N.V. will be terminated before Closing.

                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each Shareholder hereby, jointly and severally, represents and warrants to McAfee and Sub that:

         3.1 Purchase for Own account. The Exchange Shares of McAfee to be received in the Exchange will be acquired for investment for the Shareholders' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the Exchange Shares. By executing this Agreement, such Shareholder further represents that the Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Exchange Shares.

         3.2 Restricted Securities. Shareholder understands that the Exchange Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In addition, such Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.3 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Shareholder further agrees not to make any disposition of all or any portion of the Exchange Shares unless and until:

                 (a) There is then in effect a registration statement under the Securities Act governing such proposed disposition and such disposition is made in accordance with such registration statement; or

                 (b) Such Shareholder shall have notified McAfee of the proposed disposition and shall have furnished McAfee with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by McAfee, such Shareholder shall have furnished McAfee with an opinion of counsel, reasonably satisfactory to McAfee that such disposition will not require registration of such shares under the Securities Act. It is agreed that McAfee will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         3.4 Legends. It is understood that the certificates evidencing the Exchange Shares may bear the following legend:

         "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                                   ARTICLE IV


                REPRESENTATIONS AND WARRANTIES OF McAFEE AND SUB

                 McAfee and Sub represents and warrants to SHBV that the statements contained in this Article IV are true and correct.

                 4.1 Organization and Good Standing. Each of McAfee and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on McAfee or Sub.

                 4.2     Authority: No Conflict: Required Filings and Consents.

                 (a) McAfee and Sub have or will have, prior to Closing, all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which they are a party and to carry out their obligations and consummate the transactions contemplated hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have or will have, prior to Closing, been duly authorized by all necessary corporate action on the part of McAfee and, if applicable, Sub. This Agreement has been duly executed and delivered by each of McAfee and Sub and constitutes the valid and binding obligation of each of McAfee and Sub, enforceable against it in accordance with its terms, except as limited by applicable laws relating to bankruptcy laws or as may be limited by laws relating to specific performance or other equitable remedies. The other Transaction Documents, when duly executed and delivered by McAfee and, if applicable, Sub, will constitute valid and binding obligations of McAfee and, if applicable, Sub, enforceable in accordance with their respective terms, except as limited by applicable laws relating to bankruptcy laws or as may be limited by laws relating to specific performance or other equitable remedies.

                 (b) The execution and delivery of this Agreement and the other Transaction Documents by McAfee and, if applicable, Sub, do not, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of McAfee or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which McAfee or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to McAfee or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such breaches, conflicts, violations, defaults, terminations, cancellations, accelerations or losses of benefits which would not be reasonably likely to have a Material Adverse Effect on McAfee or Sub, taken as a whole. No consent of any person who is a party to a contract that is material to McAfee's or Sub's business, taken as a whole, is required to be obtained on the part of McAfee or Sub to permit the transactions contemplated herein, except where the failure to obtain such consent would not have a Material Adverse Effect on McAfee or Sub, taken as a whole.

                 (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to McAfee or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for consents, authorizations, filings, approvals and registrations which, if not obtained or made, would be reasonably likely to have a Material Adverse Effect on McAfee or Sub, taken as a whole.

         4.3. Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against McAfee pending, or to McAfee's knowledge, threatened, which would be reasonably likely to have a Material Adverse Effect on the ability of McAfee to consummate the transactions contemplated by this Agreement or the other Transaction Documents.

                                   ARTICLE V

                              CONDUCT OF BUSINESS

         5.1 Covenants of SHBV. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Closing, SHBV agrees (except to the extent that McAfee shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, Subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, subject to good faith disputes over such obligations, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Closing. SHBV shall promptly notify McAfee of any event or occurrence not in the ordinary course of business of SHBV. Except as expressly contemplated by this Agreement, SHBV shall not, without the prior written consent of McAfee:

                 (a) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the SHBV Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

                 (b) Enter into or amend any agreement which grants distribution rights to SHBV;

                 (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

                 (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                 (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire, other than in the ordinary course of business, any assets which are material, individually or in the aggregate, to the business of SHBV;

                 (f) Take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any employee, (iv) enter into any collective bargaining agreement, (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                 (g) Incur any additional indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of SHBV or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

                 (h) Amend or propose to amend its Articles of Association, except as contemplated by this Agreement;

                 (i) Incur or commit to incur any capital expenditures (other than for non-equipment related research and development expenses) in excess of $25,000 in the aggregate;

                 (j) Dispose of any material portion of its assets, except inventory in the ordinary course of business;

                 (k) Enter into any lease or contract for the purchase or sale of any assets or other material portion of its property, real or personal, except in the ordinary course of business;

                 (l) Amend or terminate any material contract, agreement or license to which it is a party;

                 (m)      Waive or release any material right or claim;

                 (n)      Initiate any litigation or arbitration proceeding; or

                 (o) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (n) above, or any action which is reasonably likely to make any of SHBV's representations or warranties contained in this Agreement untrue or incorrect in any respect on the date made or as of the Closing.

         5.2 Cooperation. Subject to compliance with applicable law, from the date hereof until the Closing, each of McAfee and SHBV shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Exchange and the transactions contemplated hereby.

         5.3 Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause any of its representations or warranties to be untrue on the Closing or cause a breach of any covenant contained or referenced in this Agreement and will use all reasonable commercial efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the SHBV Disclosure Schedule.

                                   ARTICLE VI


                             ADDITIONAL AGREEMENTS

         6.1     No Solicitation.

                 (a) From and after the date of this Agreement until the Closing, SHBV shall not, directly or indirectly, through any officer, director, employee, representative or agent of SHBV, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving SHBV, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal.

                 (b) SHBV shall notify McAfee immediately (and no later than 24 hours) after receipt by SHBV (or its advisors) of any Acquisition Proposal or any request for information in connection with an Acquisition Proposal or for access to the properties, books or records of SHBV by any person or entity that informs SHBV that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         6.2 SHBV Consents. SHBV shall use its best efforts to obtain all necessary consents, waivers and approvals under the SHBV Material Contracts in connection with the Exchange.

         6.3 Access to Information. Upon reasonable notice, SHBV shall afford to the officers, employees, accountants, counsel and other representatives of McAfee, access, during normal business hours during the period prior to the Closing, to all its properties, books, contracts, commitments and records and, during such period, and all other information concerning its business, properties and personnel as McAfee may reasonably request.

         6.4 Legal Conditions to Exchange. Each of McAfee and SHBV will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Exchange (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them in connection with the Exchange.

         6.5 Public Disclosure. SHBV and McAfee shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Exchange or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except in the case of McAfee if such press release is required to comply with McAfee's disclosure obligations under Securities and Exchange Commission and Nasdaq National Market rules and regulations.

         6.6 Additional Agreements; Reasonable Efforts. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         6.7 SHBV Affiliates Agreement. To ensure that the Exchange will be accounted for as a "pooling of interests" and to ensure compliance with Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act, the affiliates of SHBV shall concurrently sign and deliver to McAfee, the SHBV Affiliate Agreement in the form of Exhibit 6.7 (the "SHBV Affiliates Agreement") agreeing that such affiliates will make no disposition of SHBV shares or McAfee stock from the date hereof until McAfee shall have publicly released its first report of quarterly financial statements that include the combined financial results of SHBV and McAfee for a period of at least 30 days, and agreeing to certain other restrictions as set forth in such SHBV Affiliates Agreement.

                                  ARTICLE VII

                             CONDITIONS TO EXCHANGE

         7.1 Conditions to Each Party's Obligation to Effect the Exchange. The respective obligations of each party to this Agreement to effect the Exchange shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                 (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain would be reasonably likely to have a Material Adverse Effect on McAfee or SHBV shall have been filed, occurred or been obtained.

                 (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Exchange or limiting or restricting McAfee's or SHBV's conduct or operation of the business of McAfee or SHBV after the Exchange shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Exchange which makes the consummation of the Exchange illegal.

                 (c) Escrow Agreement. McAfee, the Escrow Agent and the Shareholders' Agent shall have entered into an escrow agreement (the "Escrow Agreement") in the form attached hereto as Exhibit 7.1(c).

         7.2 Additional Conditions to Obligations of McAfee and Sub. The obligation of McAfee and Sub to effect the Exchange is subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by McAfee in accordance with Section 11.11 hereof:

                 (a) Representations and Warranties. The representations and warranties of SHBV and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

                 (b) No Material Adverse Change. There shall have been no Material Adverse Change in SHBV since the date of this Agreement.

                 (c) Performance of Obligations of SHBV. SHBV shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                 (d) Consents. SHBV shall have received all written consents, waivers and approvals and taken such other actions necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow SHBV to carry on its business after the Exchange in the same manner immediately prior to the Exchange, including any consents, waivers and approvals under SHBV Material Contracts.

                 (e) Pooling Letter. McAfee shall have received from Coopers & Lybrand, L.L.P. an opinion, in form and substance satisfactory to McAfee, that the Exchange will be treated as a "pooling of interests" for accounting purposes.

                 (f) Due Diligence. McAfee and its legal counsel shall have completed their due diligence investigation of SHBV to their sole satisfaction and shall not have become aware, to their sole discretion, of any facts or circumstances which could have an adverse effect on SHBV or McAfee.

                 (g) Employment Agreement. Ad Schuurkes ("Schuurkes") and SHBV shall have executed and delivered the Employment Agreement in the form attached as Exhibit 7.2(g) hereto (the "Employment Agreement"). Amitges Beheer B.V. and SHBV acknowledge that the Employment Agreement replaces all prior management and/or employment relationships between Amitges Beheer B.V. and SHBV.

                 (h) Non-competition Agreement. Each of the Shareholders and McAfee shall have executed and delivered the Non-competition Agreement in the form attached hereto as Exhibit 7.2(h) hereto (the "Non-competition Agreement").

                 (i) Regulatory Compliance and Approval. All permits, consents, approvals and waivers from governmental authorities necessary to the consummation of this Agreement and the transactions contemplated hereby and for the operation of the business of SHBV after the consummation of the Exchange and the ownership of the SHBV Intellectual Property Rights after the consummation of the Exchange shall have been obtained.

                 (j) Registration Rights Agreement. McAfee and the Shareholders shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit 7.2(j).

                 (k) Resignations of Directors. McAfee shall have received originals of the resignations from office of each of the managing director of SHBV and McAfee Nederland B.V.

                 (l) Acceptance SHBV Disclosure Schedule. McAfee shall have received the SHBV Disclosure Schedule, which shall be countersigned for acceptance by McAfee and attached as Schedule C.

                 (m) Legal Opinion. McAfee shall have received a signed legal opinion of the legal counsel of SHBV and the Shareholders in a form acceptable to McAfee.

                 (n) Assignment of Rights. Go Tech Nederland B.V. and SHBV shall have executed and delivered the Assignment of Rights statement in the form attached as Exhibit 7.2 (n) hereto ("Assignment of Rights").

         7.3 Additional Conditions to Obligations of the Shareholders and SHBV. The obligation of the Shareholders and SHBV to effect the Exchange is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by SHBV in accordance with Section 11.11 hereof.

                 (a) Representations and Warranties. The representations and warranties of McAfee and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

                 (b) Perform Obligations of McAfee and Sub. McAfee and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                 (c) Employment Agreement. The Company and Schuurkes shall have executed and delivered the Employment Agreement.

                 (d) Non-competition Agreement. McAfee and each of the Shareholders shall have executed and delivered the Non-Competition Agreement.

                 (e) Affiliates Agreement. McAfee's affiliates shall have executed and delivered affiliates Agreements to McAfee.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the matters presented in connection with the Exchange by the Shareholders of SHBV:

                 (a)      by mutual written consent of McAfee and SHBV; or

                 (b) by either McAfee or SHBV if the Exchange shall not have been consummated by March 1, 1997 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Exchange to occur on or before such date); or

                 (c) by either McAfee or SHBV, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Exchange, except, if the party relying on such order, decree or ruling or other action has not materially complied with its obligations under Section 6.4 of this Agreement; or

                 (d) by McAfee if any of the conditions to McAfee's obligations to effect the Exchange which are specified in Section 7.1 or
Section 7.2 have not been met or waived by McAfee at such time as such condition is no longer reasonably capable of satisfaction (provided by McAfee is not otherwise in material breach of its representations, warranties covenants or Agreements under this Agreement);

                 (e) by SHBV if any of the conditions to SHBV's obligation to effect the Exchange which are specified in Section 7.1 or Section 7.3 have not been met or waived by SHBV at such time as such condition is no longer reasonably capable of satisfaction, including the failure to obtain any required approval of its shareholders (provided SHBV is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement); or

                 (f) by McAfee or SHBV, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within 10 business days following receipt by the breaching party of written notice of such breach from the other party.

         8.2 Effect of Termination. In the event of termination of this Agreement as provided in section 8. 1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of McAfee, Sub, SHBV, or their respective officers, directors or stockholders, as the case may be, or Affiliates, and further except to the extent that such termination results from the intentional breach by a party of any of its representations, warranties or covenants set forth in this Agreement.

                                   ARTICLE IX

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which McAfee, the Shareholders or SHBV may have as a result of such investigation or otherwise, McAfee, the Shareholders and SHBV will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement.

The obligations of SHBV and the Shareholders with respect to their respective representations, warranties, Agreements and covenants will survive the Closing and continue in full force and effect until the date 12 months following the Closing Date (the "Representation Termination Date"); provided, however, that the representations and warranties of SHBV and the Shareholders as to all items expected to be encountered in the audit process shall terminate when McAfee publishes its audited Financial Statements for the fiscal year ending December 31, 1997 (the "Financial Termination Date"). McAfee and its advisor(s) have reviewed documents provided by the Shareholders and SHBV in relation to their due diligence investigation as mentioned in clause 7.2(f).

                                   ARTICLE X

                           INDEMNIFICATION AND ESCROW

         10.1 (a) Indemnity. From and after the Closing of the Exchange, and Subject to the provisions of Section 9, McAfee and Sub shall be indemnified and held harmless by the Shareholders against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense (excluding any indirect or consequential damages to McAfee (such as lost profits), other than any such damages resulting from injunctive relief granted as to an intellectual property claim, but including reasonable attorneys' fees (excluding costs relating to in-house attorneys) and expenses, and the costs of investigation (excluding in-house costs of investigation) incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on or reasonably incurred by McAfee or Sub as a result of any misrepresentation or breach of any representation, warranty, Agreement or covenant on the part of SHBV and/or any of the Shareholders under this Agreement (collectively the "Damages"). Damages in each case shall be net of the amount of any insurance proceeds, indemnity and contribution actually recovered by McAfee or Sub. "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by McAfee or Sub in the absence of claims by a third party. For purposes of this subsection 10.1 and Section 10.2, the term "McAfee" shall include SHBV and the business of SHBV after the Closing.

         10.1    (b)      Limitation of liability.  In the absence of fraud by
the Shareholders or SHBV, claims of McAfee under 10.1(a) can be made only if the aggregate amount of all recoverable claims exceed $25,000 in which event the total amount of such claims shall be recoverable. McAfee's indemnity rights under 10.1(a) shall be limited to the Escrow Fund, except, however, that the Shareholders, jointly and severally, shall indemnify McAfee, Sub and SHBV from and against any and all damages, costs, expenses, taxes, tax liabilities or social security contributions (including related penalties and interest) that arise from or that are in connection with the prior management relationship between Amitges Beheer B.V. and SHBV, during a period of time ending at the end of the sixth (6th) month after the date on which the relevant statute of limitations (termijn voor navordering of naheffing) has lapsed. McAfee and Sub shall ensure, provided and to the extent that this will in its sole judgment not adversely affect SHBV, that the Shareholders and its advisors will be given the opportunity to participate in the defense (including objections ("bezwaar") or appeal ("beroep" or "cassatie") to be filed with the tax or social security authorities or the competent Court of Courts) of any claim of the tax authorities in relation to the prior management relationship between Amitges Beheer B.V. and SHBV. All costs and expenses in relation to such defence (including objections ("bezwaar") or appeal ("beroep" or "cassatie") to be filed with the tax or social security authorities or the competent Court of Courts) will be borne by the Shareholders. The Shareholders will keep McAfee, Sub and SHBV informed about the development of the defense and McAfee, Sub and SHBV will be given the opportunity to comment on and to review any and all relevant documents in relation to such defense.

         10.2    Escrow Fund.  As security for the indemnity provided for in
Section 10.1 hereof, 10% of the Aggregate Exchange Shares to be received pursuant to Section 1.3 hereof (the "Escrow Shares") shall be deposited with and held in escrow by Greater Bay Trust Company (or other institution selected by McAfee) as escrow agent (the "Escrow Agent"), as of the Closing Date, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of the Escrow Agreement. Upon compliance with the terms hereof and Subject to the provisions of this Section 10, McAfee and Sub shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in section 10.1 of this Agreement. McAfee shall compensate the escrow agent for its services in maintaining the escrow fund. Unless and until the escrow shares are delivered to the Shareholders in accordance with the provisions of this Section 10 and the Escrow Agreement all Exchange Shares held in the Escrow Fund shall be registered in the name of the Shareholders.

         10.3 Escrow Period. The escrow fund shall remain in existence during the period of time (the "Escrow Period") between the Closing and the Representation Termination Date provided that the Escrow Fund shall remain Subject to any indemnity claim for which notice has been duly given prior to the applicable Termination Date, and until such time as such indemnity claim has been finally decided, settled or adjudicated.

         10.4 Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, in accordance with the terms of this Agreement and not as the property of McAfee or the Shareholders, and shall hold and dispose of the Escrow Fund only in accordance with the terms of the Escrow Agreement.

         10.5 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the Representation Termination Date of a certificate signed by any officer of McAfee (an "Officer's Certificate"):

                 (a) stating that McAfee has paid or properly accrued or knows of facts giving rise to a reasonable probability that it shall have to pay or accrue Damages in an aggregate stated amount with respect to which McAfee or Sub is entitled to payment from the Escrow Fund pursuant to this Agreement (the "Damage Amount");

                 (b) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability and the specific nature of the misrepresentation or breach to which such item is related; and

                 (c) specifying the number of Escrow Shares to be delivered to McAfee which in the aggregate shall equal the Damage Amount based upon the value of each Escrow Share as of the Closing Date as determined based upon the average Closing price of the McAfee Common Stock as traded on the Nasdaq National Market for the 10 consecutive trading days ending one trading day prior to the Closing Date (the "Average Share Price"); as adjusted for stock dividends, stock splits and combinations which occur after the Closing), the Escrow Agent shall, Subject to the provisions of Section 10.6 of this Agreement, deliver to McAfee, that number of Escrow Shares specified in the Officer's Certificate.

         10.6 Objection to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of the Officer's Certificate shall be delivered to the Shareholders' Agent (as defined below) and, for a period of thirty (30) days after such delivery, the Escrow Agent shall not deliver any Escrow Shares pursuant to Section 10.5 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in accordance with
Section 10.5, provided that no such delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

         10.7    Resolution of Conflicts.

                 (a) Memorandum of Agreement. In case the Shareholders' Agent shall properly object in writing pursuant to Section 10.6 to the indemnity of McAfee in respect of any claim or claims made in any Officer's Certificate, the Shareholders' Agent and McAfee shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and McAfee should so agree, a memorandum setting forth such Agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Shares from the Escrow Fund in accordance with the terms thereof.

                 (b) Arbitration. If no such agreement can be reached after good faith negotiation within thirty (30) days, either McAfee or the Shareholders' Agent may demand arbitration of the matter unless the amount of the damage or loss at issue is pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both McAfee and the Shareholders' Agent agree to arbitration, and in such event the matter shall be settled by arbitration conducted by three arbitrators. McAfee and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and, notwithstanding anything in Section 10.6, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments or distributions out of the Escrow Fund in accordance with such decision.

                 (c) Judgment. Any such arbitration shall be held in Santa Clara, California, USA under the commercial rules then in effect of the American Arbitration Association ("AAA") . Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.

For the purposes of this Section 10.7(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, McAfee shall be deemed to be the non-prevailing party unless the arbitrators award McAfee more than 50% of the amount in dispute; otherwise, the Shareholders shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration hereunder shall pay its own expenses, the fees of each arbitrator, the administrative fee of AAA, and the expenses (including, without limitation, attorneys' fees and costs) incurred by the other party to the arbitration.

         10.8 Third-Party Claims. In the event McAfee becomes aware of a third-party claim which McAfee believes may result in a demand against the Escrow Fund, McAfee shall promptly notify the Shareholders' Agent of such claim. McAfee shall have the right to settle any claim with the written consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent have consented to any such settlement, the Shareholders shall not have any power or authority to object to the amount of any claim by McAfee against the Escrow Fund for indemnity with respect to such settlement. If any proceeding is commenced, or if any claim, demand or assessment is asserted, in respect of which a claim for indemnification is or might be made against the Escrow Fund based on matters other than (i) SHBV Intellectual Property Rights or (ii) claims made by customers of McAfee, SHBV or McAfee Nederland, the Shareholders may, at their option, contest or defend any such action, proceeding, claim, demand or assessment, with counsel selected by the Shareholders who is reasonably acceptable to McAfee; provided, however, that if McAfee shall reasonably object to such control, then the Shareholders and McAfee shall cooperate in the defense of such matter; provided further, that the Shareholders shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without prior written consent of McAfee, which consent shall not be unreasonably withheld. With respect to any claim for indemnification based on matters relating to SHBV Intellectual Property Rights or customers of SHBV, McAfee or McAfee Nederland, McAfee shall have the option to defend any such proceedings; provided, however, that

McAfee shall conduct such defense in a commercially reasonable manner and McAfee shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Shareholders, which consent shall not be unreasonably withheld. The Shareholders or McAfee, whichever is not controlling the defense of any matter, shall be entitled, at their expense, to participate in such defense.

         10.9 Limits. Notwithstanding any other provision in this Agreement or any rule of law or equity:

                 (a) McAfee shall not be entitled to maintain a claim against the Shareholders in respect of any Damages incurred by McAfee as a result of McAfee's own gross negligence or willful misconduct, or that of its employees, agents or contractors other than the Shareholders, or as a result of any occurrence, matter or thing the occurrence, existence or non-disclosure of which constitutes a material breach or failure of any representation, warranty, covenant or other obligation of McAfee hereunder;

                 (b) McAfee shall not be entitled to recover any indirect, consequential or special damages from the Shareholders: and

                 (c) McAfee shall be obligated to use reasonable efforts to mitigate any Damages sustained by it in connection with any matter for which the Shareholders may have liability to McAfee.

         10.10 Dismissal of employees. McAfee, SHBV and the Shareholders acknowledge that the employment relationship with certain employees of SHBV identified by parties within 30 days after Closing, will have to be terminated as soon as possible, but no later than 30 days after Closing. All costs and expenses incurred in connection with such termination(s), including redundancy or settlement payments, will be borne by SHBV up to a maximum amount equal to the aggregate amount of salary that each of such employees receives during a period equal to the one month notarial period plus one and one-half months for each full year of service that such employee has been employed by the Company. To the extent the costs and expenses incurred in connection with the termination(s) exceed the amount as mentioned in the preceding sentence, such costs and expenses can be claimed upon the Escrow Fund by McAfee.

         10.11 Shareholders' Agent. Peter Peters (the "Shareholders' Agent") shall be appointed by and constitute the agent and attorney-in-fact of each Shareholder, for and on behalf of such Holders; to execute the Escrow Agreement; to give and receive notices and communications; to authorize delivery to McAfee of funds from the escrow in satisfaction of claims by McAfee; to object to such deliveries; to agree, to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. If the Shareholders' Agent ceases to act as a Shareholder' Agent for any reason, such Shareholders' Agent shall notify McAfee and the Escrow Agent of such Shareholders' Agent intent to resign as Shareholders' Agent and the Shareholders may by written notice to McAfee and Escrow Agent appoint a successor Shareholders' Agent. The Shareholders' Agent shall not be liable for any action taken or not taken as a Shareholders' Agent in the absence of such Shareholders' Agent's gross negligence or willful misconduct. A decision, act, consent or instruction of Shareholders' Agents shall constitute a decision of all the Shareholders, and shall be final, binding and conclusive upon each of the Shareholders, and the escrow agent, McAfee may rely upon any decision, act, consent or instruction of Shareholders' Agents as being the decision, act, consent or instruction of each and all of the Shareholders.

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to McAfee, to


                          McAfee Associates, Inc.
                          2710 Walsh Avenue
                          Santa Clara, CA 95051-0963
                          Attention: William L. Larson,
                                     President and chief executive officer

                          With a copy to:


                          Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                          155 Constitution Drive
                          Palo Alto, California 94025
                          Attention: Carla S. Newell

                          and

                          De Brauw Blackstone Westbroek
                          Tripolis 300
                          Burgerweeshuispad 301
                          1076 HR Amsterdam
                          P.O. Box 75084
                          1070 AB Amsterdam

                          Attention: R.I.V. Scherpenhuijsen Rom

                 (b)      if to SHBV, to

                          SHBV
                          Van Lanschotlaan 2
                          5262 AG Vught
                          Attention: Chief Executive Officer

                 (c)      if to the Shareholders,to

                          P.A.G. Peters
                          Konijnenlaan 4
                          2243 ER Wassenaar

                          with a copy to:

                          Bogaerts en Groenen, Advocaten
                          Postbus 127
                          5280 AC Boxtel
                          Attention: M. Bogaerts

         All notices shall be effective on receipt.

         11.2 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include, "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first set forth in this Agreement.

         11.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         11.4 Entire Agreement: No Third Party Beneficiaries. This Agreement, the other Transaction Agreements and the Confidentiality Agreement (including the documents and the instruments referred to herein) (a) constitute the entire Agreement and supersede all prior Agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder other than the rights of the Shareholders to receive the consideration specified in Article I of this Agreement.

         11.5 (a) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law.

         11.5 (b) Arbitration. All disputes, controversies or claims arising out of or in connection with this Agreement and the Schedules and Exhibits attached thereto, or for breach, including and any question regarding the existence, validity or termination, thereof, shall exclusively be settled in accordance with the commercial rules then in effect of the American Arbitration Association ("AAA"). The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be Santa Clara, California, USA. The arbitral procedure shall be conducted in the English language.

         11.6 Assignment. Unless otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         11.7 Attachments and Schedules. All attachments and schedules attached hereto, together with the SHBV Disclosure Schedule, are incorporated herein by reference.

         11.8 Severability. In the event that any provision contained herein shall be held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         11. Fees and Expenses. All costs and expenses, including professional fees, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. The Shareholders shall be responsible for any expenses incurred by the Shareholders and SHBV.

         11.10 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         11.11 Extension; Waiver. At any time prior to the Closing, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the Agreements or conditions contained herein. Any Agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         IN WITNESS WHEREOF, McAfee, SHBV and the Shareholders have caused this Stock Exchange Agreement to be signed by their respective officers thereto duly authorized as of the date first written above.

Schuijers Holding B.V.


        [SIGNATURE]
-----------------------------

By: Amitges Beheer B.V.
   --------------------------

Title: managing director
      -----------------------

By: A.C.A. Schuurkes
   --------------------------

McAfee Associates Inc.

     [signature]
-----------------------------

By:     R. Terry Duryea
    -------------------------

Title:    Vice President
      -----------------------


FSA Combination Corporation

     [signature]
-----------------------------

By:      R. Terry Duryea
   --------------------------

Title:    Vice President
      -----------------------


Shareholders


Amitges Beheer B.V.

       [SIGNATURE]
-----------------------------

By: A.C.A. Shuurkes
  ---------------------------
Title: managing director

      [SIGNATURE]
-----------------------------
Drs P.A.G. Peters



      [SIGNATURE]
-----------------------------
N.A.M. Huijbregts


This Agreement is co-signed by Go Tech Nederland B.V. in proof of its acknowledgement of this Agreement and of its acceptance of its obligations under this Agreement.


Go Tech Nederland B.V.



      [SIGNATURE]
-----------------------------
By:  A.C.A. SCHUURKES
Title: managing director

The undersigned:

** [illegible], born in ** [illegible] on ** [illegible] residing in 5251 EJ Vlijmen, Meliestraat 40, married with Nicolaas Arnoldus Maria Huijbregts ("Huijbregts").

WHEREAS:

Huijbreqts intends to enter into various agreements, inter alia a Stock Exchange Agreement and additional agreements as referred to in the Stock Exchange Agreement, regarding the transfer of 13,200 shares held by Huijbregts in the share capital of the private company with limited liability: Schuijers Holding B.V., with corporate seat in 's-Hertogenbosch, the Netherlands and address at: 5262 AG Vught, Van Lanschotlaan 2, to FSA Combination Corporation, a Delaware corporation in exchange for shares in the capital of McAfee Associates, Inc., a Delaware Corporation.

declares:

         the undersigned approves the entering into and performance by Huijbregts of the Stock Exchange Agreement and additional agreements pursuant to section 1:88 Civil Code.


Signed in ** 's Hertogenbosch on ** 27 February 1997.

           [SIGNATURE]                                        [SIGNATURE]
-------------------------------
      H.A.M. Huijbreqts

The undersigned:

** Mary Beti Duarte, born in ** Guaicara on ** 20-04-1949 residing in 2243 ER Wassenaar, Konijnenlaan 4, married with Adrianus Gerardus Peters ("Peters").

WHEREAS:

Peters intends to enter into various agreements, inter alia a Stock Exchange Agreement and additional agreements as referred to in the Stock Exchange Agreement, regarding the transfer of 13,200 shares held by Peters in the share capital of the private company with limited liability: Schuijers Holding BV., with corporate seat in 's-Hertogenbosch, the Netherlands and address at: 5262 AG Vught, Van Lanschotlaan 2, to FSA Combination Corporation, a Delaware corporation in exchange for shares in the capital of McAfee Associates, Inc., a Delaware Corporation.


declares:

         the undersigned approves the entering into and performance by Peters of the Stock Exchange Agreement and additional agreements pursuant to section 1:88 Civil Code.


Signed in ** Wassenauer on ** 25 February 1997.

  /s/ Mary B. D. Peters
--------------------------------------
Name:

EXECUTION COPY



                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT is made as of the ____ day of February __, 1997, by and between McAfee Associates Inc., a Delaware corporation (the "Company"), and the shareholders listed on Schedule A hereto (collectively, the "Shareholders" and individually, a "Shareholder") of Schuijers Holding B.V., a Dutch private company with limited liability ("SHBV").

                                    RECITALS

         WHEREAS, the Company, FSA Combination Corp. ("Sub"), SHBV and the Shareholders are parties to the Stock Exchange Agreement, dated February __, 1997 (together with all exhibits, schedules, supplements and any amendments thereto, the "Stock Exchange Agreement") , pursuant to which the Sub shall acquire all the outstanding shares of capital stock of SHBV (the "Exchange");

         WHEREAS, the execution and delivery of this Agreement is a condition to the Closing of the Exchange;

         WHEREAS, the Stock Exchange Agreement provides that, as of the Closing Date, all the outstanding shares of capital stock of SHBV held by the Shareholders immediately prior to the Closing shall be exchanged for shares of common stock (the "Common Stock") of the Company (the "Exchange") and that such Shareholders be granted registration rights as set forth herein; and

         WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Stock Exchange Agreement;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Registration Rights. The Company covenants and agrees as follows:

         1.1     Definitions.  For purposes of this Section 1:

                 (a) the term "Act" means the Securities Act of 1933, as amended.

                 (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.


                 (c) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                 (d) The term "Registrable Securities" means the Common Stock of the Company issued to the Shareholders in the Exchange, and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to such Common Stock.

                 (e) The term "Rule 144" shall mean Rule 144 promulgated under the Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                 (f) The term "SEC" shall mean the Securities and Exchange Commission.

         1.2     Request for Registration.

                 (a) Subject to the limitations of subsection 1.2(c) hereof, if the Company shall receive at any time after at least six months following the Closing, a written request from Shareholders holding a majority of the then outstanding Registrable Securities that the Company file a registration statement under the Act, the Company will effect, as soon as practicable after the receipt of such request, the registration under the Act of all Registrable Securities which the Shareholder or Shareholders request to be registered. The Company shall not be required to register Registrable Securities pursuant to this subsection 1.2(a) on more than one occasion.

                 (b) Notwithstanding the foregoing, if the Company shall furnish to the Shareholders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Shareholders; provided, however, that the Company may not utilize this right more than once for the registration requested under subsection 1.2(a) above.

                 (c) Notwithstanding the foregoing, the Company (i) shall not be required to register any Registrable Securities that are, at the effective date of the registration statement, held in escrow, pursuant to the terms of the Stock

                          Exchange Agreement and the Escrow Agreement and (ii) at its election, (except those held in Escrow) can register the Registrable Securities pursuant to the terms of this Agreement, in which event, the registration rights of the Shareholders under Section 1.2(a) shall be terminated.

         1.3     Obligations of the Company.

                 Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                 (a) Prepare and file with the SEC as soon as practicable, but in no event later than 90 days after a request for registration has been made under Section 1.2, a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, and, subject to the provisions below, use reasonable efforts to keep such registration statement effective for a period of sixty (60) days or, if earlier, until the distribution contemplated in the registration statement has been completed. If at any time after a registration statement becomes effective, the Company advises the Shareholders requesting registration in writing that due to the existence of material information that has not been disclosed to the public and included in the registration statement it is necessary to amend the registration statement, the Shareholders shall suspend any further sale of Registrable Securities pursuant to the Registration Statement until the Company advises the Shareholders that the registration statement has been amended. In such event, the Company shall cause the registration statement to be amended as soon as reasonably practicable, provided that the Company shall not be required to amend the registration statement during any time when the Company's officers and directors are prohibited from buying or selling the Company's Common Stock pursuant to the Company's insider trading policy. Notwithstanding the foregoing sentence, the Company shall file any amendment necessary for the Shareholders to recommence their sales under the registration statement concurrently with the commencement of any period in which directors and officers of the Company are allowed to buy or sell Common Stock pursuant to the Company's insider trading policy.

                 (b) Subject to subsection 1.3(a), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                 (c) Furnish to the Shareholders requesting registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (d) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders holding a majority of the Registrable Securities; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

         1.4     Information from Shareholders.

                 It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of a Shareholder that such Shareholder shall furnish to the Company such information regarding himself or herself, the Registrable Securities held by him or her, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

         1.5     Expenses of Registration.

                 All expenses of the Shareholders, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay any professional fees of the Shareholders and provided, further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to
                 Section 1.2 if the registration request is subsequently withdrawn at the request of the Shareholders holding a majority of the Registrable Securities (in which case the Shareholders shall bear such expenses on a pro-rata basis based upon the number of Registrable Securities held unless the Shareholders holding a majority of the Registrable Securities agree that the registration shall be deemed to satisfy the Company's obligations to complete one registration pursuant to Section 1.2 hereof).

         1.6     Resales through McAfee Brokers.

                 The Shareholders hereby agree that all resales by them of the Registrable Securities shall be made through Alex. Brown & Sons Incorporated, Bear, Stearns & Co., Inc., or Robertson, Stephens & Company LLC.

         1.7 No Assignment of Registration Rights. The registration rights provided hereunder are not assignable.

         1.8 Termination of Registration Rights. The registration rights provided in this Section 1 shall be terminated if all shares of Registrable Securities held by such Shareholder may be sold pursuant to Rule 144 in any three (3) month period.

         2.      Miscellaneous.

         2.1     Successors and Assigns.

                 Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

         2.2     Governing Law.

                 This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

2.3      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon facsimile (with confirmed receipt) , or personal delivery to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

2.6      Expenses.

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) , only with the written consent of the Company and the Shareholders holding a majority of the Registrable Securities.

2.8      Severability.

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.9      Entire Agreement.

         This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


McAFEE ASSOCIATES, INC.



BY:      /s/  R. Terry Duryea
         -------------------------------------
         R. Terry Duryea, Vice President
         Professional Services and Corporate
         Development

Address: 2710 Walsh Avenue
         Santa Clara, California 95051-0963



AMITGES BEHEER B.V.



By:      /s/  A.CH.A SCHUURKES
         -------------------------------------
         A.Ch.A Schuurkes, Managing Director

Address: Landschrijversveld 520
         5403 ER Uden, The Netherlands



DRS.  P.A.G. PETERS


By:      /s/  DRS P.A.G. PETERS
         -------------------------------------
Address: Konijnenlaan 4
         2243 ER Wassenaar, The Netherlands


N.A.M. HUIJBREGT



By:      /s/  N.A.M. HUIJBREGTS
         -------------------------------------
         N.A.M. Huijbregts

Address: Maliestraat 40
         5251 EJ Vlijmen, The Netherlands





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